BYLAWS
                           NEIGHBORS BANCSHARES, INC.

                                     BYLAWS
                                       OF
                           NEIGHBORS BANCSHARES, INC.
                                   ARTICLE ONE
                                     OFFICES


                                                             Page
                                                             ----

ARTICLE ONE     OFFICES . . . . . . . . . . . . . . . . . . .   1
  1.1 Registered Office . . . . . . . . . . . . . . . . . . .   1
  1.2 Other Offices . . . . . . . . . . . . . . . . . . . . .   1
ARTICLE TWO     SHAREHOLDERS' MEETINGS. . . . . . . . . . . .   1
  2.1  Place of Meetings. . . . . . . . . . . . . . . . . . .   1
  2.2 Annual Meeting. . . . . . . . . . . . . . . . . . . . .   1
  2.3 Special Meetings. . . . . . . . . . . . . . . . . . . .   1
  2.4 Notice of Meetings. . . . . . . . . . . . . . . . . . .   1
  2.5 Quorum. . . . . . . . . . . . . . . . . . . . . . . . .   2
  2.6 Voting of Shares. . . . . . . . . . . . . . . . . . . .   2
  2.7 Proxies . . . . . . . . . . . . . . . . . . . . . . . .   2
  2.8 Presiding Officer . . . . . . . . . . . . . . . . . . .   3
  2.9 Adjournments. . . . . . . . . . . . . . . . . . . . . .   3
  2.10 Action of Shareholders Without a Meeting . . . . . . .   3
ARTICLE THREE     THE BOARD OF DIRECTORS. . . . . . . . . . .   3
  3.1 General Powers. . . . . . . . . . . . . . . . . . . . .   3
  3.2 Requirements. . . . . . . . . . . . . . . . . . . . . .   3
  3.3 Number and Election . . . . . . . . . . . . . . . . . .   3
  3.4 Term of Office. . . . . . . . . . . . . . . . . . . . .   4
  3.5 Oath of Directors . . . . . . . . . . . . . . . . . . .   4
  3.6 Removal . . . . . . . . . . . . . . . . . . . . . . . .   4
  3.7 Vacancies . . . . . . . . . . . . . . . . . . . . . . .   4
  3.8 Compensation. . . . . . . . . . . . . . . . . . . . . .   4
  3.9 Committees of the Board of Directors. . . . . . . . . .   5
  3.10 Honorary and Advisory Directors. . . . . . . . . . . .   5
  3.11 Ex Officio Directors . . . . . . . . . . . . . . . . .   5
  3.12 Nomination of Directors. . . . . . . . . . . . . . . .   5
ARTICLE FOUR     MEETINGS OF THE BOARD OF DIRECTORS . . . . .   6
  4.1 Regular Meetings. . . . . . . . . . . . . . . . . . . .   6
  4.2 Special Meetings. . . . . . . . . . . . . . . . . . . .   6
  4.3 Place of Meetings . . . . . . . . . . . . . . . . . . .   6
  4.4 Notice of Meetings. . . . . . . . . . . . . . . . . . .   6
  4.5 Quorum. . . . . . . . . . . . . . . . . . . . . . . . .   7
  4.6 Vote Required for Action. . . . . . . . . . . . . . . .   7
  4.7 Action by Directors Without a Meeting . . . . . . . . .   7


                                        i

ARTICLE FIVE     NOTICE AND WAIVER. . . . . . . . . . . . . .   7
  5.1 Procedure . . . . . . . . . . . . . . . . . . . . . . .   7
  5.2 Waiver. . . . . . . . . . . . . . . . . . . . . . . . .   7
ARTICLE SIX     OFFICERS. . . . . . . . . . . . . . . . . . .   7
  6.1 Officers. . . . . . . . . . . . . . . . . . . . . . . .   7
  6.2 Election and Term . . . . . . . . . . . . . . . . . . .   8
  6.3 Compensation. . . . . . . . . . . . . . . . . . . . . .   8
  6.4 Removal . . . . . . . . . . . . . . . . . . . . . . . .   8
  6.5 Chair of the Board. . . . . . . . . . . . . . . . . . .   8
  6.6 President/Chief Executive Officer . . . . . . . . . . .   8
  6.7 Officer in Place of President/Chief Executive Officer .   8
  6.8 Secretary . . . . . . . . . . . . . . . . . . . . . . .   8
  6.9 Bonds . . . . . . . . . . . . . . . . . . . . . . . . .   9
ARTICLE SEVEN     SHARES. . . . . . . . . . . . . . . . . . .   9
  7.1 Authorization and Issuance of Shares. . . . . . . . . .   9
  7.2 Share Certificates. . . . . . . . . . . . . . . . . . .   9
  7.3 Rights of Company with Respect to Registered Owners . .   9
  7.4 Transfer of Shares. . . . . . . . . . . . . . . . . . .   9
  7.5 Duty of Company to Register Transfer. . . . . . . . . .  10
  7.6 Lost, Stolen, or Destroyed Certificates . . . . . . . .  10
  7.7 Fixing of Record Date . . . . . . . . . . . . . . . . .  10
  7.8 Record Date if None Fixed . . . . . . . . . . . . . . .  10
  7.9 Shareholder List. . . . . . . . . . . . . . . . . . . .  10
ARTICLE EIGHT     INDEMNIFICATION . . . . . . . . . . . . . .  10
  8.1 Authority to Indemnify. . . . . . . . . . . . . . . . .  10
  8.2 Mandatory Indemnification . . . . . . . . . . . . . . .  11
  8.3 Advance for Expenses. . . . . . . . . . . . . . . . . .  11
  8.4 Court-ordered Indemnification and Advances for Expenses  11
  8.5 Determination of Indemnification. . . . . . . . . . . .  11
  8.6 Authorization of Indemnification. . . . . . . . . . . .  12
  8.7 Other Rights. . . . . . . . . . . . . . . . . . . . . .  12
  8.8 Insurance . . . . . . . . . . . . . . . . . . . . . . .  12
  8.9 Continuation of Expenses. . . . . . . . . . . . . . . .  13
  8.10 Indemnification for Regulatory Actions . . . . . . . .  13
ARTICLE NINE      EMERGENCY POWERS. . . . . . . . . . . . . .  13
  9.1 Bylaws. . . . . . . . . . . . . . . . . . . . . . . . .  13
  9.2 Lines of Succession . . . . . . . . . . . . . . . . . .  13
  9.3 Head Office . . . . . . . . . . . . . . . . . . . . . .  13
  9.4 Period of Effectiveness . . . . . . . . . . . . . . . .  14
  9.5 Notices . . . . . . . . . . . . . . . . . . . . . . . .  14
  9.6 Officers as Directors Pro Tempore . . . . . . . . . . .  14
  9.7 Liability of Officers, Directors and Agents . . . . . .  14


                                       ii

ARTICLE TEN     MISCELLANEOUS . . . . . . . . . . . . . . . .  14
  10.1 Inspection of Books and Records. . . . . . . . . . . .  14
  10.2 Fiscal Year. . . . . . . . . . . . . . . . . . . . . .  15
  10.3 Seal . . . . . . . . . . . . . . . . . . . . . . . . .  15
  10.4 Annual Statements. . . . . . . . . . . . . . . . . . .  15
  10.5 Contracts, Checks, Drafts, Reports . . . . . . . . . .  15
  10.6 Legal Restrictions . . . . . . . . . . . . . . . . . .  15
ARTICLE ELEVEN      AMENDMENTS. . . . . . . . . . . . . . . .  15
  11.1 Power to Amend Bylaws. . . . . . . . . . . . . . . . .  15
  11.2 Conditions . . . . . . . . . . . . . . . . . . . . . .  15
  11.3 Inspection . . . . . . . . . . . . . . . . . . . . . .  16

                                     BYLAWS
                                       OF
                           NEIGHBORS BANCSHARES, INC.

                                   ARTICLE ONE
                                     OFFICES

     1.1 REGISTERED OFFICE. The Company shall maintain a registered office in the county in the State of Georgia where the Company is authorized to conduct its general business. Unless the Board of Directors designates otherwise, the Company's main office shall be the registered office.

     1.2 OTHER OFFICES. In addition to its registered office, the Company also may have offices at such other place or places, within or outside the county in which the registered office is located, as the Board of Directors may from time to time select, or as the business of the Company may require.

                                   ARTICLE TWO
                             SHAREHOLDERS' MEETINGS

     2.1 PLACE OF MEETINGS. Meetings of the shareholders of the Company may be held at any place within or outside the State of Georgia, as set forth in the notice thereof, or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver, or, if no place is so specified, at the registered office of the Company.

     2.2 ANNUAL MEETING. A meeting of shareholders of the Company shall be held annually, within six (6) months after the end of each fiscal year of the Company. The annual meeting shall be held at such time and place and on such date as the Directors shall determine from time to time and as shall be specified in the notice of the meeting.

     2.3 SPECIAL MEETINGS. Special meetings of the shareholders or a special meeting in lieu of the annual meeting of shareholders may be called at any time by the President/Chief Executive Officer/Chief Executive Officer, Chair of the Board or the Board of Directors. Special meetings of shareholders or a special meeting in lieu of the annual meeting of shareholders shall be called by the Company upon the written request of the holders of twenty-five percent (25%) or more of all the outstanding shares of capital stock of the Company entitled to vote in an election of Directors.

     2.4 NOTICE OF MEETINGS. The notice of the shareholders' meeting and any special meetings shall be delivered in person, by first-class mail, or by telegram, charges prepaid, at the direction of the President/Chief Executive Officer, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, or in the case of an annual meeting or substitute annual meeting, to the last known address of the shareholder or reflected on the Company's list of shareholders. The notice of all meetings shall specify the date, place and time of the meeting. The notice of a special meeting shall specify the general nature of the business to be transacted. The notice of the meeting of the shareholders shall be given not less than ten (10) nor more than sixty (60) days prior to the meeting.

     2.5 QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If a quorum is present, a majority of the shares represented at the meeting and entitled to vote on the subject matter shall determine any matter coming before the meeting unless a different vote is required by the Georgia Business Corporation Code, by the Articles of Incorporation of the Company or by these Bylaws. The shareholders at a meeting at which a quorum is once present may continue to transact business at the meeting or at any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized for lack of a quorum, those shareholders present may adjourn the meeting to such time and place as they may determine. It shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjoined meeting shall be given to each shareholder of record on the new record date entitled to vote at such meeting. In the case of a meeting for the election of Directors which is twice adjourned for lack of a quorum, those present at the second of such adjourned meetings, of which notice has been given in writing to shareholders, shall constitute a quorum for the election of Directors without regard to the other quorum requirements of the Georgia Business Corporation Code, the Articles of Incorporation of the Company, or these Bylaws.

     2.6 VOTING OF SHARES. Each outstanding share having voting rights, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him or her or her, and if such ballot be cast by proxy, it shall also state the name of such proxy.

     2.7 PROXIES. A shareholder entitled to vote pursuant to Section 2.7 may vote in person or by proxy executed in writing by the shareholder or by his or her attorney in fact. A proxy shall not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated therein. If the validity of any proxy is questioned it must be submitted to the secretary of the shareholders' meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted and referenced by the secretary in the minutes of the meeting. The determination as to the regularity of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum, at such meeting and for all other purposes.

     2.8 PRESIDING OFFICER. The Chair of the Board of Directors or, in the absence of a Chair of the Board of Directors, the President/Chief Executive Officer, shall serve as Chair of every shareholders' meeting unless some other person is elected to serve as Chair by a majority vote of the shares represented at the meeting. The Chair shall appoint such persons as he or she deems required to assist with the meeting.

     2.9 ADJOURNMENTS. Any meeting of the shareholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place. Except as otherwise provided by Section 2.5, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned. At any such reconvened meeting, any business may be transacted which could have been transacted at the meeting that was adjourned.

     2.10 ACTION OF SHAREHOLDERS WITHOUT A MEETING. Any action required by the Georgia Business Corporation Code to be taken at a meeting of the shareholders, or any action which may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by each of the shareholders entitled to vote with respect to the subject matter thereof. Upon filing with the officer of the Company having custody of its books and records, such consent shall have the same force and effect as a unanimous vote of the shareholders at a special meeting called for the purpose of considering the action authorized.

                                  ARTICLE THREE
                             THE BOARD OF DIRECTORS

     3.1 GENERAL POWERS. The Board of Directors is responsible for the administration of the business and affairs of the Company. In addition to the powers and authority expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not prohibited by any legal agreement among shareholders, the Articles of Incorporation or these Bylaws.

     3.2 REQUIREMENTS. Each Director of the Company shall be a United States citizen, and at least a majority of the Directors shall reside in the State of Georgia.

     3.3 NUMBER AND ELECTION. The Board of Directors of the Company shall consist of six (6) to twelve (12) persons, plus the President/Chief Executive Officer, who shall be an ex officio member of the Board (all of the foregoing persons being hereinafter sometimes called "Directors"). Within the limits above specified, the number of Directors shall be determined from time to time by resolution of the Board of Directors, or by resolution of the shareholders at any annual or special meeting of shareholders. The Board of Directors may increase or decrease the number of Directors by not more than two (2) in any one year, as long as such increase or decrease does not place the number of Directors at less than six (6), or more than twelve (12). Except as provided in
Section 3.6, below, the Directors shall be elected by the affirmative vote of a majority of the shares represented at the annual meeting of shareholders. Each Director, except in the case of his or her earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting and thereafter until his or her successor shall have been elected and qualified.

     3.4 TERM OF OFFICE. Directors shall serve in three classes for terms of three years each, so that the terms of office of approximately one-third of the Directors shall expire each year. Whenever the number of Directors is increased or decreased, such increase or decrease shall be arranged so that, as nearly as possible, the terms of office of one-third of the members of the Board shall continue to expire each year thereafter. The term of office of each Director shall commence on the effective date of appointment provided in the resolution of the Board appointing such Director or on the date such resolution is approved by the Board if no effective date is provided. A Director shall serve until a successor is elected and qualified. A Director shall be eligible for reappointment to succeed himself or herself.

     3.5 OATH OF DIRECTORS. Before assuming office, each Director shall take an oath or affirmation that he or she shall diligently and honestly perform his or her duties in the administration of the Company, that he or she will not permit a willful violation of laws by the Company, and that he or she meets the eligibility requirements of the Georgia Business Corporation Code, the Company's Articles of Incorporation, and these Bylaws. Such oath or affirmation shall be signed by the Director and shall be placed into the minutes of the meetings of the Board of Directors.

     3.6 REMOVAL. An individual Director may be removed from office without cause by the affirmative vote of shareholders entitled to cast at least a majority of the votes that all shareholders would be entitled to cast at an annual election of Directors. In addition, the Board of Directors may remove a Director from office if any one or more of the following apply to such Director: he or she is adjudicated an incompetent by a court; he or she is convicted of a felony; he or she does not, within sixty (60) days after being elected, accept the office in writing or by attendance at a meeting of the Board of Directors and fulfill other requirements for holding the office of Director; he or she fails to attend regular meetings of the Board of Directors for three (3) consecutive meetings without having been excused by the Board of Directors; or, he or she was an employee or duly elected officer of the Company and was discharged or resigned at the request of the Board of Directors for reasons relating to performance of his or her duties as an employee or officer of the Company.

     3.7 VACANCIES. A vacancy occurring in the Board of Directors, whether caused by removal or otherwise and including vacancies resulting from an increase in the number of Directors, may be filled for the unexpired term, and until the shareholders shall have elected a successor, by the affirmative vote of a majority of the Directors remaining in office.

     3.8 COMPENSATION. Directors may receive such compensation for their services as Directors as may, from time to time, be fixed by vote of the Board of Directors. A Director may also serve the Company in a capacity other than that of Director and receive compensation, as determined by the Board of Directors, for services rendered in such other capacity. Such compensation must be at fair market value as determined by the Board.

     3.9 COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one (1) or more other committees, each consisting of three (3) or more Directors. Each committee shall have the authority of the Board of Directors in regard to the business of the Company to the extent set forth in the resolution establishing such committee, subject to the limitations set forth in state and federal laws and regulations.

     3.10 HONORARY AND ADVISORY DIRECTORS. When a Director of the Company attains the age of seventy years or otherwise retires under the retirement policies of the Company as established from time to time by the Board of Directors, the Director automatically shall become an Honorary Director of the Company following retirement. The Board of Directors of the Company may also appoint any individual as an Honorary Director, Director Emeritus or member of the advisory board established by the Board of Directors. Any individual automatically becoming an Honorary Director or appointed an Honorary Director, Director Emeritus or member of an advisory board as provided by this Section
3.10 may be compensated as provided in Section 3.8, above. However, such Director may not vote at any meeting of the Board of Directors or be counted in determining a quorum as provided in Section 4.5, below, and shall not have any responsibility or be subject to any liability imposed upon a Director or otherwise be deemed a Director.

     3.11 EX OFFICIO DIRECTORS. Each ex officio member of the Board shall have the same rights, privileges and authority as the elected members of the Board, including without limitation, the right to vote on any issue that may properly come before any meeting of the Board.

     3.12 NOMINATION OF DIRECTORS.

          (a) Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Company may be made at any meeting of shareholders at which Directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section. Unless and until a nominating committee is established by the Board of Directors, the Board of Directors shall act as a nominating committee to select the management nominees for election as Directors.

          (b) Nominations, other than those management nominees made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered or mailed to and received at the principal executive offices of the Company not less than 30 days prior to the date of the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting is mailed or such public disclosure was made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person as required to be disclosed in solicitation of proxies for election of Directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (including such person's written consent to being named in a proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the books of the Company, of such shareholder and (B) the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Company that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Company unless nominated in accordance with the provisions of this Section. The officer presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section and the defective nomination shall be disregarded.

                                  ARTICLE FOUR
                       MEETINGS OF THE BOARD OF DIRECTORS

     4.1 REGULAR MEETINGS. An annual organizational meeting of the Board of Directors shall be held on the day of, and after the annual meeting of, the shareholders of the Company. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined by the Board of Directors from time to time.

     4.2 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President/Chief Executive Officer, Chair of the Board or by any two Directors in office at that time.

     4.3 PLACE OF MEETINGS. Directors may hold their meetings at any place within or outside the State of Georgia as the Board of Directors may from time to time establish for regular meetings, or as set forth in the notice of special meetings, or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

     4.4 NOTICE OF MEETINGS. No notice shall be required for any regularly scheduled meeting of the Directors of the Company. Unless waived as contemplated in Section 5.2, the President/Chief Executive Officer or Secretary of the Company, or any Director thereof shall give notice to each Director of each special meeting stating the time, place and purposes of the meeting. Such notice shall be given by mailing notice of the meeting at least five (5) days before the date of the meeting, or by telephone, telegram, or personal delivery at least three (3) days before the date of the meeting. Notice shall be deemed to have been given by telegram or cablegram at the time notice is filed with the transmitting agency. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transacting of business because the meeting is not lawfully called.

     4.5 QUORUM. At meetings of the Board of Directors, a majority of the Directors then in office shall be necessary to constitute a quorum for the transaction of business.

     4.6 VOTE REQUIRED FOR ACTION. Except as otherwise provided in these Bylaws, by the Company's Articles of Incorporation, or by law, the act of a majority of the Directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.

     4.7 ACTION BY DIRECTORS WITHOUT A MEETING. Any action that may be taken at any meeting of the Board of Directors or at any meeting of a committee of Directors may be taken without a meeting if a written consent thereto shall be signed by all Directors, or all members of the committee. The written consent must be filed with the minutes of the proceedings of the Board or the committee. The written consent shall have the same force and effect as a unanimous vote of the Board of Directors or the committee.

                                  ARTICLE FIVE
                                NOTICE AND WAIVER

     5.1 PROCEDURE. Whenever these Bylaws require notice to be given to any shareholder or Director, the notice shall be given as prescribed in Sections 2.4 or 4.4, whichever is applicable. Whenever notice is given to a shareholder or Director by mail, the notice shall be sent by first class mail or by overnight mail using a nationally recognized delivery Company. The notice shall be sent in a sealed envelope, postage paid, addressed to the shareholder or Director at his or her last known address and shall be deemed to have be given at the time it is deposited in the United States mail or provided to the overnight delivery Company.

     5.2 WAIVER. Except as limited by the Georgia Business Corporation Code, whenever any notice is required to be given to any shareholder or Director by law, by the Articles of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the Director or shareholder entitled to such notice, or by the proxy of such shareholder, whether before or after the meeting to which the waiver pertains, shall be deemed equivalent thereto; provided, however, that no such waiver shall apply by its terms to more than one required notice.

                                   ARTICLE SIX
                                    OFFICERS

     6.1 OFFICERS. The officers of a Company shall consist of a President/Chief Executive Officer and a Secretary. In addition, the Board of Directors may from time to time elect or provide for the appointment of such other officers or assistant officers as it deems necessary for the efficient management of the Company, or as shall otherwise be required by law or regulation. Any two or more offices may be held by the same person, except the offices of President/Chief

Executive Officer and Secretary. The Board of Directors shall have the power to establish and specify the duties for all officers of the Company.

     6.2 ELECTION AND TERM. All officers shall be either appointed or elected by the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified, or until their earlier death, resignation, removal, retirement or disqualification.

     6.3 COMPENSATION. The compensation of all officers of the Company shall be fixed by the Board of Directors, or by the Executive Committee of the Board of Directors, if such committee is designated as provided in Section 3.8.

     6.4 REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without any cause whenever, in its judgment, the best interests of the Company will be served thereby without prejudice to any contract right to such officer.

     6.5 CHAIR OF THE BOARD. The Board of Directors shall elect a Chair of the Board of Directors who shall preside and act as Chair at all meetings of the shareholders and the Board of Directors, and who shall perform such other duties as the Board of Directors may from time to time direct.

     6.6 PRESIDENT/CHIEF EXECUTIVE OFFICER. The President/Chief Executive Officer shall have general control and supervision over the business and affairs of the Company. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chair of the Board of Directors, the President/Chief Executive Officer shall preside and act as Chair of all meetings of the shareholders and the Board of Directors. He or she also shall perform such other duties as may be delegated to him or her from time to time by the Board of Directors.

     6.7 OFFICER IN PLACE OF PRESIDENT/CHIEF EXECUTIVE OFFICER. The Board of Directors may designate an officer who shall, in the absence or disability of the President/Chief Executive Officer, or at the direction of the President/Chief Executive Officer, perform the duties and exercise the powers of the President/Chief Executive Officer

     6.8 SECRETARY. The Secretary shall keep accurate written records of the acts and proceedings of all meetings of shareholders, Directors and committees of Directors. The Secretary shall have authority to give all notices required by law or these Bylaws and shall be custodian of the corporate books, records, contracts and other documents. The Secretary may affix the Company's seal to any lawfully executed documents requiring it and shall sign such instruments as may require signature. The Secretary shall have all such powers and duties as generally are incident to the position of Secretary of as may be assigned to the Secretary by the President/Chief Executive Officer or the Board of Directors.

     6.9 BONDS. Any Director who is authorized to handle money or negotiable assets on behalf of the Company, and all officers and employees of the Company, may be bonded by a regularly incorporated surety Company authorized to do business in the State of Georgia, and the Company may pay the cost of the bonds.

                                  ARTICLE SEVEN
                                     SHARES

     7.1 AUTHORIZATION AND ISSUANCE OF SHARES. The par value and the maximum number of shares of any class of the Company which may be issued and outstanding shall be set forth from time to time in the Articles of Incorporation of the Company. The Board of Directors may increase or decrease the number of issued and outstanding shares of the Company within the maximum number of shares authorized by the Articles of Incorporation and the minimum capitalization requirements of the Articles of Incorporation or Georgia law.

     7.2 SHARE CERTIFICATES. The interest of each shareholder in the Company shall be evidenced by a certificate or certificates representing shares of the Company, which shall be in such form as the Board of Directors, may from time to time adopt in accordance with Georgia law. Share certificates shall be consecutively numbered, shall be in registered form and shall indicate the date of issue and all such information shall be entered on the Company's books. Each certificate shall be signed by the President/Chief Executive Officer and the Secretary or an Assistant Secretary and shall be sealed with the seal of the Company or a facsimile thereof; provided, however, that where such certificate is signed by a transfer agent, or registered by a registrar, other than the Company itself, or any employee of the Company, the signatures of such officers may be facsimiles. In case any officer or officers who shall have signed or whose facsimile signature shall have been placed upon a share certificate shall have ceased for any reason to be such officer or officers of the Company before such certificate is issued, such certificate may be issued by the Company with the same effect as if the person or persons who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers.

     7.3 RIGHTS OF COMPANY WITH RESPECT TO REGISTERED OWNERS. Prior to due presentation for transfer of registration of its shares, the Company may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the Company shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     7.4 TRANSFER OF SHARES. Transfers of shares shall be made upon the stock transfer books of the Company only upon direction of the person named in the share certificate representing the shares to be transferred, or by an attorney of such person lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section 7.6 of these Bylaws shall have been satisfied.

     7.5 DUTY OF COMPANY TO REGISTER TRANSFER. Notwithstanding any of the provisions of Section 7.4 of these Bylaws, the Company is under a duty to register the transfers of its shares only if: (a) the share certificate is endorsed by the appropriate person or persons; and (b) reasonable assurance is given that these endorsements are genuine and effective; (c) any applicable law relating to the collection of taxes has been complied with; and (c) the transfer is in fact rightful or is to a bonafide purchaser. The Company has no duty to inquire into adverse claims.

     7.6 LOST, STOLEN, OR DESTROYED CERTIFICATES. Any person claiming a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Company a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen, or destroyed.

     7.7 FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than 70 days (and in the case of a shareholders' meeting, not less than 10 days) prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

     7.8 RECORD DATE IF NONE FIXED. If no record date is fixed as provided in
Section 7.7 of these Bylaws, then the record date for any determination of shareholders which may be proper or required by law shall be the date on which notice is mailed in the case of a shareholders' meeting, or the date on which the Board of Directors adopts a resolution declaring a dividend in the case of a payment of a dividend.

     7.9 SHAREHOLDER LIST. The Company shall keep or cause to be kept a record of the shareholders of the Company which readily shows, in alphabetical order or by alphabetical index, and by classes or series of stock, if any, the names of the shareholders entitled to vote, with the address of and the number of shares held by each. Said record shall be presented and kept open at all meetings of the shareholders.

                                  ARTICLE EIGHT
                                 INDEMNIFICATION

     8.1 AUTHORITY TO INDEMNIFY. The Company shall indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee or agent of the Company (or was serving at the request of the Company as a director, officer, or employee or agent of another Company, partnership, joint venture, trust or other enterprise) for reasonable expenses, judgments, fines, penalties and amounts paid in settlement (including attorneys' fees), incurred in connection with the proceeding if the individual acted in manner he or she believed in good faith to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo
                                                                            ----
contendere or its equivalent is not, of itself, determinative that the director,
----------
officer, employee or agent did not meet the standard of conduct set forth above. Indemnification permitted under this action in connection with a proceeding by or in the right of the Company is limited to reasonable expenses incurred in connection with the proceeding.

     8.2 MANDATORY INDEMNIFICATION. The extent that a director, officer, employee or agent of the Company has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, or in defense of any claim, issue, or matter therein, because he or she is or was a director, officer, employee or agent of the Company, the Company shall indemnify the director, employee or agent against reasonable expenses incurred by him or her in connection therewith.

     8.3 ADVANCE FOR EXPENSES. The Company shall pay for or reimburse the reasonable expenses incurred by a director or officer of the Company who is a party to a proceeding in advance of final disposition of the proceeding if (a) he or she furnishes the Company written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Section 8.1 of this section, and (b) he or she furnishes the Company a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification. The undertaking required by this section must be an unlimited general obligation but need not be secured and may be accepted without reference to financial ability to make repayment.

     8.4 COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR EXPENSES. A director, officer, employee or agent of the Company who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

     8.5 DETERMINATION OF INDEMNIFICATION. Except as provided in Section 8.2 and except as may be ordered by the court, the Company may not indemnify a director, officer, employee or agent under Section 8.1 unless authorized thereunder and a determination has been made in the specific case that indemnification of the director, officer, employee or agent is permissible in the circumstances because he or she has met the standard of conduct set forth in Section 8.1. The determination shall be made:

          (a) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceedings;

          (b) If a quorum cannot be obtained, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

          (c)     By  special  legal  counsel:

               (i) Selected by the board of directors or its committee in the manner prescribed in paragraph (a) or (b) of this section; or

               (ii) If a quorum of the board of directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full board of directors (in which selection directors who are parties may participate);

          (d) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     8.6 AUTHORIZATION OF INDEMNIFICATION. An evaluation as to the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible in the circumstances because the director or officer has met the standard of conduct set forth in Section 8.1, except that if the determination is made by special legal counsel, an evaluation as to the reasonableness of expenses shall be made by those entitled under subsection (c) of Section 8.5 to select counsel.

     8.7 OTHER RIGHTS. The indemnification and advancement of expenses provided by or granted pursuant to this Article Nine shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, resolution, agreement or contract either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such bylaw, resolution or agreement would be placed before the stockholders, both as to action by a director, trustee, officer, employee or agent in his or her official capacity and as to action in another capacity while holding such office or position; except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, trustee, officer, employee, or agent pursuant to this Section 8.7 by the Company for liability for (a) any appropriation, in violation of his or her duties, of any business opportunity of the Company; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with illegal or unauthorized distributions of corporate assets, whether as dividends or in liquidation of the Company or otherwise; or
(d) any transaction from which the director derived an improper material tangible personal benefit.

     8.8 INSURANCE. The Company may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Company or who, while a director, officer, employee, or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic Company, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent whether or not the Company would have power to indemnify him or her against the same liability under this Article Nine.

     8.9 CONTINUATION OF EXPENSES. The indemnification and advancement of expenses provided by or granted pursuant to this Article Nine shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     8.10 INDEMNIFICATION FOR REGULATORY ACTIONS. Notwithstanding the foregoing, the Company may make or agree to make indemnification payments to an institution-affiliated party, as defined at 12 USC 1813(u), for an administrative proceeding or civil action initiated by any federal banking agency, only in accordance with the requirements of 12 USC 1828(k) and its implementing regulations.

                                  ARTICLE NINE
                                EMERGENCY POWERS

     9.1 BYLAWS. The Board of Directors may adopt emergency bylaws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any provision of law, the Articles of Incorporation or these Bylaws, be operative during any emergency in the conduct of the business of the Company resulting from an attack on the United States or on a locality in which the Company conducts its business or customarily holds meetings of its Board of Directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. The emergency bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.

     9.2 LINES OF SUCCESSION. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Company shall for any reason be rendered incapable of discharging their duties.

     9.3 HEAD OFFICE. The Board of Directors, either before or during any such emergency, may (effective during the emergency) change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

     9.4 PERIOD OF EFFECTIVENESS. To the extent not inconsistent with any emergency bylaws so adopted, these bylaws shall remain in effect during any such emergency and upon its termination, the emergency bylaws shall cease to be operative.

     9.5 NOTICES. Unless otherwise provided in emergency bylaws, notice of any meeting of the Board of Directors during any such emergency may be given only to such of the Directors as it may be feasible to reach at the time, and by such means as may be feasible at the time, including publication, radio or television.

     9.6 OFFICERS AS DIRECTORS PRO TEMPORE. To the extent required to constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the Company who are present shall, unless otherwise provided in emergency bylaws, be deemed, in order of rank and within the same rank in order of seniority, Directors for such meeting.

     9.7 LIABILITY OF OFFICERS, DIRECTORS AND AGENTS. No officer, Director, agent or employee acting in accordance with any emergency bylaw shall be liable except for willful misconduct. No officer, Director, agent or employee shall be liable for any action taken by him or her in good faith in such an emergency in furtherance of the ordinary business affairs of the Company even though not authorized by the bylaws then in effect.

                                   ARTICLE TEN
                                  MISCELLANEOUS

     10.1 INSPECTION OF BOOKS AND RECORDS.

          (a) Any person who shall be the holder of record of, or authorized in writing by the holders of record of, at least two (2%) percent of the outstanding shares of any class or series of the Company, upon written demand stating the purpose thereof, shall have the right to examine in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of account, minutes and record of shareholders and to make extracts therefrom.

          (b) A shareholder may inspect and copy the records described in the immediately preceding paragraph only if (i) his or her demand is made in good faith and for a proper purpose that is reasonably relevant to his or her legitimate interest as a shareholder; (ii) the shareholder describes with reasonable particularity his or her purpose and the records he or she desires to inspect; (iii) the records are directly connected with the stated purpose; and
(iv) the records are to be used only for that purpose.

          (c) If the Secretary or a majority of the Company's Board of Directors or Executive Committee members find that the request is proper, the Secretary shall promptly notify the shareholder of the time and place at which the inspection may be conducted.

          (d) If said request is found by the Secretary, the Board of Directors or the Executive Committee to be improper, the Secretary shall so notify the requesting shareholder on or prior to the date on which the shareholder requested to conduct the inspection. The Secretary shall specify in said notice the basis for the rejection of the shareholder's request.

          (e) The Secretary, the Board of Directors and the Executive Committee shall at all times be entitled to rely on the corporate records in making any determination hereunder.

     10.2 FISCAL YEAR. The fiscal year of the Company shall be the calendar year.

     10.3 SEAL. The corporate seal shall be in such form as the Board of Directors may from time to time determine.

     10.4 ANNUAL STATEMENTS. The Company shall prepare such financial statements showing the results of its operations during its fiscal year as shall be required by Regulations of the Department of Banking and Finance. Upon receipt of written request, the Company promptly shall mail to any shareholder of record a copy of the most recent such financial statement.

     10.5 CONTRACTS, CHECKS, DRAFTS, REPORTS. Such of the officers or employees of the Company as may from time to time be designated by the Board of Directors or by the Executive Committee shall have power and authority to sign contracts, checks, drafts and like instruments and to endorse checks, bills of exchange, orders, drafts and vouchers made payable or endorsed to the Company, whether in its own right or in any fiduciary capacity. No officer or employee, however, may on behalf of the Company execute or deliver any check, draft or other like instrument in favor of such officer or employee of the Company. Provided, further, any officer elected by the Board of Directors may sign reports to the Department of Banking and Finance and such other state and federal agencies as may be filed, unless otherwise required by law or regulation.

     10.6 LEGAL RESTRICTIONS. All matters covered in these Bylaws shall be subject to such restrictions as shall be imposed on this Company by state and federal laws and regulations.

                                 ARTICLE ELEVEN
                                   AMENDMENTS

     11.1 POWER TO AMEND BYLAWS. The Board of Directors shall have power to alter, amend or repeal these Bylaws or adopt new Bylaws, but any Bylaws adopted by the Board of Directors may be altered, amended or repealed, and new Bylaws adopted by the shareholders. The shareholders may prescribe that any bylaw or Bylaws adopted by them shall not be altered, amended or repealed, by the Board of Directors.

     11.2 CONDITIONS. Action taken by the shareholders with respect to Bylaws shall be taken by an affirmative vote of a majority of the shares entitled to vote, and action by the Board of Directors with respect to Bylaws shall be taken by an affirmative vote of a majority of all Directors then holding office.

     11.3 INSPECTION. A copy of the Bylaws, with all amendments thereto, shall at all times, be kept in a convenient place in the banking house of the Company, and shall be open to inspection by all shareholders during banking hours. The Directors may furnish a copy of the Bylaws, and all amendments thereto, to all shareholders, provided that all amendments and alternations by the Board of Directors shall be furnished to the shareholders at the first meeting of the shareholders thereafter.